Exhibit 23(2)

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

February 25, 2016

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, to references to our third-party letter report dated February 3, 2016, containing our opinion on the proved reserves attributable to certain properties owned by Hess Corporation, as of December 31, 2015, (our “Report”), under the heading “Oil and Gas Reserves-Reserves Audit,” and to the inclusion of our Report as an exhibit in Hess Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.  We also consent to all such references, including under the heading “Experts,” and to the incorporation by reference of our Report in the Registration Statements filed by Hess Corporation on  Form S-3 (No. 333‑202-379) and Form S-8 (No. 333-43569, No. 333-94851, No. 333-115844, No. 333-150992, No. 333-167076, No. 333-181704, and No. 333-204929).

Very truly yours,

By	/s/ DeGolyer and MacNaughton
DEGOLYER AND MACNAUGHTON

Texas Registered Engineering Firm F-716